SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
September 30, 2009
Unaudited

	Principal
	Amount or	Fair
	Shares	Value
Common Stocks — 11.50%
Materials and Processing — .55%
Eastman Chemical Co.	900	$48,186
URS Corp(1)	1,200	52,380
Producer Durables — .81%
AGCO Corp (1)	1,800	49,734
Raytheon Co.	1,000	47,970
United Technologies, Corp.	800	48,744
Consumer Discretionary — 1.12%
The DirecTV Group Inc.	1,900	52,402
Nike Inc.	800	51,760
BJ’s Wholesale Club Inc.(1)	1,400	50,708
Tupperware Brands Corp	1,200	47,904
Consumer Staples — .55%
Dr. Pepper Snapple Group, Inc (l)	1,800	51,750
Molson Coors Brewing Co	1,000	48,680
Health Care — 1.08%
CVS / Caremark Corp.	1,400	50,036
Dentsply Intl Inc.	1,400	48,356
Johnson & Johnson	800	48,712
Universal Health Services	800	49,544
Other Energy — .78%
Apache Corporation	500	45,915
Plains Exploration(1)	1,800	49,788
Cabot Oil & Gas	1,300	46,475
Integrated Oils — .54%
Conoco / Phillips	1,100	49,676
Exxon Mobil Corp	700	48,027
Financial Services — 2.19%
Axis Capital Holdings	1,700	51,306
Commerce Bancshares Inc.(l)	1,400	52,136
Travelers	1,000	49,230
Lazard Ltd.	1,300	53,703
JP Morgan Chase & Co.	1,100	48,202
Mastercard Inc.	200	40,430
Wells Fargo	1,800	50,724
Willis Group Holdings Ltd.	1,800	50,796
Technology — 1.95%
IBM	400	47,844
CACI International Inc.(1)	1,100	51,997
Cisco Systems(1)	2,100	49,434
Microsoft Corp.	2,000	51,440
Oracle Corp.	2,400	50,016
Sybase, Inc.(1)	1,300	50,570
Total Sys Svcs	3,200	51,552

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
September 30, 2009
Unaudited

	Principal
	Amount or	Fair
	Shares	Value

Common Stocks — 11.50%, continued
Utilities — 1.37%
Exelon Corporation	1,000	$49,620
FPL Group	900	49,707
P G & E Corp.	1,200	48,588
Portland General Electric	2,500	49,300
A T & T Inc.	1,900	51,319
Auto & Transportation — .27%
Alexander & Baldwin	1,500	48,135
Multi-Sector Companies — .29%
ITT Corporation	1,000	52,150

Total Common Stocks (cost $1,736,860)		$2,084,946

Real Estate Investment Trusts — .51%
Residential — .11%
Avalonbay Communities, Inc.	100	$7,273
Equity Residential Property Sh Ben Int	400	12,280
Retail — .11%
Simon Property Group Inc.	103	7,193
Weingarten Realty Investors	600	11,952
Healthcare — .06%
Health Care Property Investors, Inc.	400	11,496
Industrial/Office — .09%
Boston Properties Inc.	100	6,555
Mack — Cali Realty Corporation	300	9,699
Self Storage — .04%
Public Storage	100	7,524
Diversified — .03%
Vornado Realty TR Sh Ben Int	103	6,634
Specialty — .07%
Rayonier	300	12,273

Total Real Estate Investment Trusts (cost $64,783)		$92,879

Preferred Stock — .28%
Utilities — .28%
Comcast Corp 7%	2,000	49,960

Total Preferred Stock (cost $39,502)		$49,960

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
September 30, 2009
Unaudited

	Principal
	Amount or	Fair
	Shares	Value

Municipal Bonds — 86.42%
ARKANSAS — .14%
Springdale AK Sales & Use Tax
4.000% due 7/1/16	25,000	$25,376
CALIFORNIA — 17.93%
California
Floating Rate	2,910,000	2,910,000
Long Beach Calif
5.000% due 5/1/13	300,000	340,194
COLORADO — 1.23%
High Plains Met Dist.
4.375% due 12/01/15	230,000	222,304
DISTRICT OF COLUMBIA — 2.76%
District of Columbia
Floating Rate	500,000	500,000
GEORGIA — .93%
Summerville, GA Pub
5.000% due 01/01/11	75,000	78,980
Valdosta & Lowndnes Cty Hosp.
5.500% due 10/01/14	85,000	89,117
ILLINOIS — 7.00%
Gilberts, IL Spl Svc.
4.250% due 03/01/12	50,000	53,692
Illinois Fin Auth
Floating Rate	1,000,000	1,000,000
Chicago Housing
5.000% due 07/01/12	200,000	216,186
INDIANA — .81%
Indiana St. Edl Facs
5.400% due 10/01/13	150,000	146,693
KENTUCKY — 5.52%
Louisville & Jefferson Co
Floating Rate	1,000,000	1,000,000
LOUISIANA — 2.76%
Louisiana Pub. Facs Auth
Floating Rate	500,000	500,000
MINNESOTA — 4.78%
Marshall MN Med.
5.450% due 11/01/18	250,000	257,612
Brooklyn Center
Floating Rate	500,000	500,000
Minnesota St. Higher
5.250% due 10/1/19	100,000	108,137
MISSOURI — 5.52%
Missouri St Health & Edl
Floating Rate	1,000,000	1,000,000

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
September 30, 2009
Unaudited

	Principal
	Amount or	Fair
	Shares	Value

Municipal Bonds — 86.42%, continued
NEW JERSEY — 2.76%
New Jersey Healthcare
Floating Rate	500,000	$500,000
NEW YORK — 8.27%
New York
Floating Rate	1,500,000	1,500,000
NORTH CAROLINA — 2.76%
Charlotte Healthcare System
Floating Rate	500,000	500,000
PENNSYLVANIA — 6.03%
Allentown, PA
Floating Rate	500,000	500,000
Pennsylvania St. Higher Ed.
4.750% due 08/01/15	250,000	246,982
Pennsylvania St. Higher Ed.
4.250% due 05/01/13	350,000	345,544
TEXAS — 4.55%
Austin, Tex Pub/Impt
4.750% due 9/1/20	100,000	105,031
Bexar Cnty, TX Hsg. Fin. Corp.
5.625% due 12/01/11	120,000	117,088
Tarrant Cnty TX Cultural Ed Facs Fin
5.000% due 11/15/10	100,000	102,140
Tarrant Cnty TX Cultural Ed Facs Fin
Floating Rate	500,000	500,000
VIRGINIA — 5.52%
Virginia
Floating Rate	1,000,000	1,000,000
WASHINGTON — 1.66%
Kent Wash Loc Impt Dist
4.650% due 12/15/21	300,000	301,470
WISCONSIN — 5.52%
Wisconsin St Health
Floating Rate	1,000,000	1,000,000

Total Municipal Bonds (cost $15,630,605)		$15,666,546

Total (cost $17,471,750)		$17,894,331

NOTE:	Percentages indicated are based on net assets of $18,128,535 at September 30, 2009.
(1)	Indicates non-income producing security.